Exhibit	1

TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2003-15
*CUSIP:	21988K206	Class	A-1
	21988KAA5	Class	A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for theperiod ending June 12, 2007.

INTEREST ACCOUNT

Balance as of February 1, 2007.....	$0.00
Scheduled Income received on securities.....	$0.00
Unscheduled Income received on securities.....	$0.00
Interest portion of June 12, 2007 Call Price received June 12, 2007 upon exercise of Call Warrants by 100% of the holders thereof.....	$2,825,158.07

LESS:
	Distribution of interest to Class A-1 Holders.....	-$1,585,396.57
	Distribution of interest to Class A-2 Holders.....	-$1,239,761.50
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$0.00
Balance as of	June 12, 2007.....	$0.00

PRINCIPAL ACCOUNT

Balance as of February 1, 2007.....	$0.00
Scheduled principal payment received on securities.....	$0.00
Principal portion of June 12, 2007 Call Price received June 12, 2007 upon exercise of Call Warrants by 100% of the holders thereof	$60,094,000.00

LESS:
	Distribution of principal to Class A-1 Holders on June 12, 2007	-$60,094,000.00
	Distribution of $30,590,000 principal amount of 7.45% underlying securities to Call Warrants Holder on June 12, 2007	-$0.00
	Distribution of $29,504,000 principal amount of 7.40% underlying securities to Call Warrants Holder on May 21, 2007	-$0.00
Balance as of	June 12, 2007	$0.00

UNDERLYING SECURITIES HELD AS OF June 12, 2007

Principal Amount	Title of Security
$0.00	DaimlerChrysler Corporation, formerly known as Chrysler Corporation, 7.45% Debentures due February 1, 2097
	*CUSIP:	171196AS7

$0.00	DaimlerChrysler Corporation, formerly known as Chrysler Corporation, 7.40% Debentures due August 1, 2097
	*CUSIP:	171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.